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                                                                  Rule 424(b)(3)
                                                                      333-112274


             Addendum to Prospectus Supplement Dated July 28, 2005

                                                       Dated:  November 15, 2005

                                STATE OF ISRAEL
                                 $3,350,000,000
                              THIRD JUBILEE ISSUE
                           DOLLAR BONDS (FIXED RATE)
                     ______________________________________


The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the Sales Period commencing on November 15, 2005 and terminating on November 30, 2005 is:

     Series A (Five Years): 4.90%            Series B (Ten Years): 5.20 %

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by November 23, 2005.